                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      ARGOSY GAMING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                             ARGOSY GAMING COMPANY

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Argosy Gaming Company ("Argosy" or the "Company") will be held at the Argosy Casino Lawrenceburg, 777 Argosy Parkway, Lawrenceburg, Indiana 47025 on Thursday, April 23, 1998, at 2:00 p.m., local time, for the following purposes:

    1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders;

    2. To consider and vote upon an amendment to the Company's Amended and Restated Certificate of Incorporation; and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items are fully discussed in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report is also enclosed.

    The close of business on February 27, 1998 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors of Argosy urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.

                                          PATSY S. HUBBARD

                                          SECRETARY

March 23, 1997

                             ARGOSY GAMING COMPANY

                                219 PIASA STREET
                             ALTON, ILLINOIS 62002

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argosy Gaming Company ("Argosy" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at the Argosy Casino Lawrenceburg, 777 Argosy Parkway, Lawrenceburg, Indiana 47025 on Thursday, April 23, 1998, at 2:00 p.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 23, 1998.

    The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

    If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the three nominees for director set forth herein, FOR the proposal to amend the Company's Amended and Restated Certificate of Incorporation, and with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

    The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the Proxy Statement, the Proxy, Notice of Annual Meeting and Annual Report is being paid for by the Company.

                          RECORD DATE, REQUIRED VOTE,
                        OUTSTANDING SHARES AND HOLDINGS
                            OF CERTAIN STOCKHOLDERS

RECORD DATE AND OUTSTANDING SHARES

    At the close of business on February 27, 1998, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 24,333,333 shares of the Company's common stock, par value $0.01 per share, ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on February 27, 1998 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. See "Election of Directors."

    In addition, there are outstanding $115,000,000 of the Company's Convertible Subordinated Notes Due 2001 (the "Convertible Notes"), which are convertible into Common Stock of the Company at any time prior to maturity at a conversion price of $17.70 per share. Although no Convertible Notes have been converted into Common Stock as of the record date, these securities represent an additional 6,497,175 shares of Common Stock that may be outstanding in the future.

REQUIRED VOTE

    Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The election of the nominees for directors and the amendment to the Amended and Restated Certificate of Incorporation (the "Proposals") will become effective only upon the affirmative vote of stockholders of the Company owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present in person and by proxy at the Meeting. Votes cast as abstentions will not be counted as a vote for or against the Proposals, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate the Proposals. So called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate the Proposals. Executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 8,168,533 shares of Common Stock or 33% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management"). Such officers and directors have indicated an intention to the Company to vote in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the close of business on February 27, 1998, certain information with respect to the beneficial ownership of Common Stock and shares of Common Stock represented by the Convertible Notes beneficially owned by (i) each director of the Company, (ii) the most highly compensated executive officers of the Company (collectively, the "named officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                        SHARES OF COMMON
                                                                             STOCK
                                                                         REPRESENTED BY
                                                                          CONVERTIBLE
                                                                             NOTES
                                                   COMMON STOCK           BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED         OWNED (A)        OF CLASS
-------------------------------------------  -------------------------  ----------------  ------------
DIRECTORS AND NAMED OFFICERS:

William F. Cellini                               1,846,456(b)(c)(d)            31,075            7.6%
 219 Piasa Street
 Alton, IL 62002

Edward F. Brennan                                   22,000(b)                  --              *

George L. Bristol                                    3,000(b)                  --              *

F. Lance Callis                                  1,540,778(b)                  17,512            6.3
 219 Piasa Street
 Alton, IL 62002

Jimmy F. Gallagher                               1,440,778(b)                  --                5.9
 219 Piasa Street
 Alton, IL 62002

William J. McEnery                               1,530,778(b)                  --                6.2
 219 Piasa Street
 Alton, IL 62002

John B. Pratt, Sr.                               1,327,124(b)(e)               --                5.4
 219 Piasa Street
 Alton, IL 62002

James B. Perry                                     100,000(f)                  --              *

James A. Gulbrandsen                                40,000(g)                  --              *

John Pavone                                             --                     --              *

H. Steven Norton                                   189,999(b)(h)                8,192          *

Arnold Block                                        30,709(b)                  --              *

All directors and executive officers as a        8,111,754(b)                  56,779             33
 group (13 persons)

PRINCIPAL STOCKHOLDERS:

Kornitzer Capital Management, Inc.                 165,400(i)               1,247,680            5.5
 P.O. Box 918
 Shawnee Mission, Kansas 66201

Dimensional Fund Advisors, Inc.                  1,660,800(j)                  --                6.8
 1299 Ocean Ave. 11th Floor
 Santa Monica, California 90401

                                                                        SHARES OF COMMON
                                                                             STOCK
                                                                         REPRESENTED BY
                                                                          CONVERTIBLE
                                                                             NOTES
                                                   COMMON STOCK           BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED         OWNED (A)        OF CLASS
-------------------------------------------  -------------------------  ----------------  ------------
James S. Connors                                 2,291,667(k)                  --                9.4
 219 Piasa Street
 Alton, Illinois 62002

Stephanie Pratt                                  1,124,125(e)                  --                5.4
 Box 104 Moro Road
 Moro, IL 62067

------------------------

 * Less than 1%

(a) Shares of Common Stock represented by such person's ownership of Convertible Notes, which are convertible into Common Stock of the Company at any time prior to maturity at a conversion price of $17.70 per share.

(b) Amounts shown include 3,000 shares of Common Stock for William F. Cellini, 3,000 shares of Common Stock for Edward F. Brennan, 3,000 shares of Common Stock for George L. Bristol, 3,000 shares of Common Stock for F. Lance Callis, 3,000 shares of Common Stock for Jimmy F. Gallagher, 3,000 shares of Common Stock for William McEnery, 3,000 shares of Common Stock for John B. Pratt, Sr., 30,709 shares of Common Stock for Arnold Block, 178,799 shares of Common Stock for H. Steven Norton and 290,540 for all directors and executive officers as a group represented by stock options exercisable within 60 days of February 27, 1998.

(c) Includes 381,945 shares held in Trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 381,944 shares held in Trust for William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(d) Includes 381,945 shares held in Trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 381,944 shares held in Trust for Claudia Marie Cellini as beneficiary with Claudia Marie Cellini and William F. Cellini, father of Claudia Marie Cellini, as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the Claudia Marie Cellini Trust by an independent third party as sole trustee.

(e) Includes 1,124,125 shares of Common Stock held by Mr. Pratt as Trustee pursuant to a Voting Trust Agreement with Stephanie Pratt, his sister-in-law, over which Mr. Pratt exercises sole voting power.

(f) Represents 100,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated April 14, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement subject to acceptance for listing on the New York Stock Exchange.

(g) Represents 40,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated May 21, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement subject to acceptance for listing on the New York Stock Exchange.

(h) Includes 2,400 shares of Common Stock held by Mr. Norton's six children. Mr. Norton disclaims beneficial ownership to all shares owned by his children.

(i) According to a Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act, Kornitzer Capital Management, Inc. has shared voting power with respect to such shares.

(j) According to a Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act, Dimensional Fund Advisors, Inc. has sole voting power with respect to such shares.

(k) From February 25, 1993 until September 8, 1994 Mr. James S. Connors was a director of the Company.

                            ------------------------

    Section 16(b) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for the period January 1, 1997 to December 31, 1997 were made on a timely basis.

                             ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    At the Meeting, the stockholders will elect three directors to hold office, subject to the provisions of the Company's By-laws, until the annual meeting of stockholders in 2001 and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. F. Lance Callis, John
B. Pratt, Sr. and Edward F. Brennan, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named. See "Record Date, Required Vote, Outstanding Shares and Holdings of Certain Stockholders."

    Messrs. Callis, Pratt and Brennan have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

    Each director of the Company is currently required to be licensed to serve as a director of the Company by the applicable gaming regulatory authorities in Illinois, Missouri, Louisiana, Indiana and Iowa, and may be subject to similar requirements in other jurisdictions in which the Company may conduct business. The nominees have met these requirements in Illinois, Missouri, Louisiana, Indiana and Iowa. However, should any director be found no longer suitable by any regulatory authority having jurisdiction over the Company, that individual shall become ineligible to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as director for the remaining term of the disqualified director.

    As a result of the resignation of J. Thomas Long on January 13, 1997, a vacancy exists on the Board of Directors. Mr. Long's term was set to expire at the annual meeting of stockholders in 1999. Pursuant to the By-Laws of the Company the vacancy may be filled for the remainder of the term by a majority of the directors then in office.

    The nominees for election as directors, together with certain information about them, is contained below.

                                                  DIRECTOR       PRESENT POSITION WITH THE
               NAME                     AGE         SINCE                 COMPANY
----------------------------------      ---      -----------  --------------------------------
F. Lance Callis                         62          1993                  Director
John B. Pratt, Sr.                      75          1993                  Director
Edward F. Brennan                       56          1995                  Director

    F. LANCE CALLIS has been a partner with the law firm of Callis, Papa, Hale, Jensen, Jackstadt, Bailey & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois, since 1986. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation and Nominating Committees.

    JOHN B. PRATT, SR. has practiced law in White Hall, Illinois as a sole practitioner since 1986. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation and Audit Committees.

    EDWARD F. BRENNAN has been a principal in the law firm of Brennan, Cates & Constance in Belleville, Illinois since 1987. He has been a member of the Board of Directors of the Company since January 1995.

                                 RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

       EACH OF ITS NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names and ages of the Company's directors and executive officers.

           NAME                  AGE                                    POSITION
---------------------------      ---      ---------------------------------------------------------------------

James B. Perry                       48   President and Chief Executive Officer

William F. Cellini (a)               63   Chairman of the Board of Directors

George L. Bristol (b)                57   Director

Jimmy F. Gallagher (b)               69   Director

William J. McEnery (a)               55   Director

F. Lance Callis                      62   Director

John B. Pratt, Sr.                   75   Director

Edward F. Brennan                    56   Director

Patsy S. Hubbard                     53   Secretary

James A. Gulbrandsen                 57   Vice President--Operations

------------------------

(a) Messrs. Cellini and McEnery comprise a class of directors whose term expires in 1999.

(b) Messrs. Gallagher and Bristol comprise a class of directors whose term expires in 2000.

    JAMES B. PERRY has been President and Chief Executive Officer of the Company since April 21, 1997. From August 1996 to April 1997, Mr. Perry was President of the Hospitality Group of Keating Building Group. From 1976 to August 1996, Mr. Perry was employed by Aztar Corporation (the successor to Ramada) in numerous positions, including President and General Manager of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    WILLIAM F. CELLINI has been Chairman of the Company's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Group, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

    GEORGE L. BRISTOL has been President of GLB, Inc., a consulting firm since 1977. He has been a member of the Board of Directors of the Company since January 1995 and is a member of its Audit Committee. Mr. Bristol was the Acting Chief Executive Officer of the Company from January 13, 1997 to April 20, 1997.

    JIMMY F. GALLAGHER has been a director of the Company since February 1993 and is currently a member of its Nominating Committee and Audit Committee. Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

    WILLIAM J. MCENERY has served as the president of Gas City, Ltd., an operator of gasoline stations and convenience stores in Illinois and Florida headquartered in Frankfort, Illinois since 1965. Since 1982, Mr. McEnery has served as the president of A.D. Connor, Inc., a petroleum products hauling concern located in Frankfort, Illinois. Since 1975, Mr. McEnery has served as president of Bell Valley Farms, Inc., an owner and operator of harness racing training facilities located in Lockport, Illinois. Since 1992, Mr. McEnery has been a Director and investor in the Empress Riverboat Casino Corporation, the owner and operator of riverboat casino operation in Joliet, Illinois and is an investor in a riverboat casino operation in Hammond, Indiana. Mr. McEnery has been a member of the Company's Board of Directors since February 1993 and is a member of its Compensation Committee.

    F. LANCE CALLIS has been a partner with the law firm of Callis, Papa, Hale, Jensen, Jackstadt, Bailey & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois, since 1986. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee and Nominating Committee.

    JOHN B. PRATT, SR. has practiced law in White Hall, Illinois as a sole practitioner since 1986. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

    EDWARD F. BRENNAN has been a principal in the law firm of Brennan, Cates & Constance in Belleville, Illinois since 1987. He has been a member of the Board of Directors of the Company since January 1995.

    PATSY S. HUBBARD has been employed by the Company since September 1991 and currently serves as Secretary of the Company. From 1978 through 1991, Ms. Hubbard was an Enrolled Agent/Paralegal at the law firm of Farrell & Long, P.C., Godfrey, Illinois. Prior to the initial public offering, Ms. Hubbard also served as Assistant Corporate Secretary to one of the corporate partners of the predecessor entity of the Company.

    JAMES A. GULBRANDSEN has been Vice President--Casino Operations since June 1, 1997. From late 1996 to June 1997 Mr. Gulbrandsen was retired. From 1992 to 1996 Mr. Gulbrandsen was an owner/ operator of the Womack Casino in Cripple Creek, Colorado.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive a fee of $25,000 per annum plus $1,000 per board meeting and $900 per committee meeting. An additional annual fee of $2,500 is paid to each committee chairman. Directors who are employees of the Company do not receive additional compensation for service as a director. In addition, pursuant to the 1993 Directors Stock Option Plan ("Directors Option Plan") each non-employee director is granted as of the date of their election a non-qualified stock option for 3,000 shares of Common Stock exercisable 1,000 as of date of grant and 1,000 on the first and second anniversaries of the date of grant. The option price for directors is the market price of the Common Stock as of the date of grant. Since the inception of the Directors Option Plan, options representing 27,000 shares of Common Stock have been issued under the Plan, of which 21,000 are currently outstanding, 21,000 are exercisable and 6,000 have been forfeited as a result of director resignations.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has established permanent audit, compensation and nominating committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on these committees. The Audit Committee, which held four meetings during 1997, consists of Messrs. Brennan, Pratt, Gallagher and Bristol. The Compensation Committee, which held three meetings in 1997, consists of Messrs. McEnery, Callis, Brennan and Pratt. The Nominating Committee, which held one meeting in 1997, consists of Messrs. Callis, Cellini, Pratt, and Gallagher. The Nominating Committee met in February 1998 to propose three nominees whose election to the Company's Board of Directors is a subject of this proxy statement.

    The Audit Committee, subject to the requirements of the applicable state gaming laws and regulatory authorities, appoints a firm of independent certified public accountants to audit the books and accounts of the Company. In addition, the Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls.

    The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the Stock Option Plan. The Compensation Committee also formulates the Company's compensation policies and recommends compensation programs to the Board of Directors.

    The Company's Board of Directors met 11 times during fiscal 1997. No member of the Board of Directors participated in fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer and four other most highly compensated officers during 1996 (collectively, the "named executive officers"), as well as certain other compensation information for the named executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                                            (A)
                                                  ANNUAL COMPENSATION            -------------------------
                                         --------------------------------------   RESTRICTED
                                                                 OTHER ANNUAL    STOCK AWARDS     STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS    COMPENSATION (B)       $        OPTIONS (#)  COMPENSATION
----------------------------  ---------  ---------  ---------  ----------------  ------------  -----------  -------------
James B. Perry(c) ..........    1997     $ 276,475     --             --          $362,500(d)    226,000     $  19,512(e)
  President and Chief
  Financial Officer
George L. Bristol(f) .......    1997     $ 100,000     --             --              --           --            --

J. Thomas Long(g) ..........    1997     $ 753,846     --             --              --           --        $  37,447(h)
                                1996       650,000     --                                          --          388,215(h)
                                1995       600,000    150,000                                      --          388,388(h)

James A. Gulbrandsen .......    1997     $ 134,276     --             --          $135,000(i)    105,000     $  40,786(j)
  Vice President--Operations

John Pavone ................    1997     $ 112,295     44,981         --              --           --        $   6,110(k)
  General Manager               1996       104,903     --             --              --           --            5,187(k)
  Sioux City                    1995       106,642     25,000         --              --           --            4,939(k)

H. Steven Norton(l) ........    1997     $ 361,556     --             --              --           --        $   4,750(k)
                                1996       361,556     --                                          --            4,750(k)
                                1995       365,734     90,389                                      --            4,620(k)

Arnold Block ...............    1997     $ 184,999     75,000         --              --           --        $  18,419(m)
  General Manager               1996       178,077     --                                          --           19,153(m)
  Argosy Casino                 1995       134,039     30,490                                      --            4,620(m)
  Lawrenceburg

Joseph G. Uram(n) ..........    1997     $ 116,863     --             --              --           --        $ 119,192(o)
                                1996       206,600     --                                          --            4,750(k)
                                1995       211,367     51,650                                      --            4,620(k)

Daniel E. Evans(p) .........    1997     $ 159,736     --             --              --           --        $   4,750(k)
                                1996       159,509     --                                          --            4,750(k)
                                1995       159,026     38,738                                      --            4,620(k)

------------------------------

(a) The Company does not have long-term incentive plans and has not granted stock appreciation rights.

(b) For each person named, "Other Annual Compensation" is below the level where disclosure would be required.

(c) Mr. Perry was named President and Chief Executive Officer on April 21, 1997.

(d) Represents 100,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated April 21, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement subject to acceptance for listing on the New York Stock Exchange.

(e) All other compensation for 1997 includes a $15,574 reimbursement related to moving and $3,938 of matching contributions to the Company's 401(k) Employee Savings Plan.

(f) Mr. Bristol served as Acting Chief Executive Officer from January 13, 1997 through April 20, 1997.

(g) Mr. Long resigned as Chief Executive Officer, General Counsel and Vice Chairman of the Board of Directors on January 13, 1997.

(h) All other compensation for 1995 and 1996 includes installments in the amount of $371,850 payable in connection with Mr. Long's retirement benefit. See "Executive Compensation--Employment and Other Agreements." In 1995, 1996 and 1997, Mr. Long received benefits for life insurance premiums paid by the Company in the amount of $11,918, $11,615 and $32,697, respectively. In 1995, 1996 and 1997 Mr. Long received matching contributions in the amount of $4,620, $4,750 and $4,750 to the Company's 401(k) Employee Savings Plan.

(i) Represents 40,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated May 21, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement, subject to acceptance for listing on the New York Stock Exchange.

(j) All other compensation for 1997 includes a $37,750 reimbursement related to moving and $3,236 of matching contributions to the Company's 401(k) Employee Savings Plan.

(k) Represents matching contributions to the Company's 401(k) Employee Savings Plan.

(l) Mr. Norton concluded his employment with the Company on February 27, 1998.

(m) All other compensation for 1996 and 1997 includes $14,403 and $13,669, respectively, of temporary living expenses. In 1996 and 1997 Mr. Block received $4,750 of matching contributions to the Company's 401(k) Employee Savings Plan.

(n) Mr. Uram resigned as Executive Vice President, Treasurer and Chief Financial Officer on April 25, 1997.

(o) All other compensation for 1997 includes $115,219 payable as severance and $3,973 of matching contribution to the Company's 401k Employee Savings Plan.

(p) The position of Executive Vice President--Sales and Marketing was eliminated on February 4, 1997. Mr. Evans received compensation and benefits through December 31, 1997, in accordance with his employment contract.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted by the Company during the year ending December 31, 1997 to the named executive officers.

                                                     INDIVIDUAL % OF
                                       NUMBER OF      TOTAL OPTIONS      GRANTS
                                      SECURITIES       GRANTED TO       EXERCISE                    GRANT DATE
                                      UNDERLYING      EMPLOYEES IN        PRICE      EXPIRATION   PRESENT VALUE
NAME                                OPTIONS GRANTED    FISCAL YEAR      ($/SHARE)       DATE           (A)
----------------------------------  ---------------  ---------------  -------------  ----------  ----------------
James B. Perry....................       226,000           56%             (b)          (b)            (b)
James A. Gulbrandsen..............       105,000           26%           $3.375        6/1/07        $237,300

------------------------

(a) The dollar amounts of grant date present value set forth in this column were valued using the Black-Scholes model for valuing stock options, as provided by the Securities and Exchange Commission's executive compensation disclosure rules. Significant assumptions used to prepare this valuation include: stock price volatility of 0.558, 0.554 and 0.548 for the 100,000 option grant, the 126,000 option grant and the 105,000 option grant, respectively, (calculated using historical stock price volatility calculated using consecutive monthly closing stock prices from the initial public offering date (February 18, 1993) through the grant date of each option granted), a risk-free rate of 6.80%, 6.59% and 6.59% for the 100,000 option grant, the 126,000 option grant and the 105,000 option grant, respectively, a dividend yield of 0% and an expected life of 8 years. No assurance can be made that the amounts reflected will be achieved.

(b) Represents 100,000 options at an Exercise Price of $3.625 per option and an expiration date of 4/21/07 with a Grant Date present value of $246,000 and 126,000 otpions at an Exercise Price of $3.4375 per option and an expiration date of 6/26/07 with a Grant Date present value of $288,540.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information concerning options exercised during 1997 and presents the value of unexercised options held by the named executive officers at fiscal year end.

                                                                           NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                          SHARES ACQUIRED                 OPTIONS AT FISCAL YEAR    IN- THE-MONEY OPTIONS
                                            ON EXERCISE        VALUE       END (#) EXERCISABLE/    AT FISCAL YEAR END (B)
NAME                                          (#)(A)       REALIZED ($)        UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----------------------------------------  ---------------  -------------  -----------------------  -----------------------
James B. Perry..........................        --              --                     0/226,000          $       0
James A. Gulbrandsen....................        --              --                     0/105,000          $   6,562
John Pavone.............................        --              --                           0/0          $       0
J. Thomas Long (c)......................        --              --               382,023/200,000          $       0
H. Steven Norton (d)....................        --              --             158,799.5/100,000          $       0
Joseph G. Uram..........................        --              --               126,713/150,000          $       0
Daniel E. Evans (e).....................        --              --               90,366.9/60,000          $       0
Arnold Block............................        --              --                 30,709/20,000          $       0
George L. Bristol (f)...................        --              --                   3,000/3,000          $       0

------------------------

(a) No options were exercised by the named executive officers during 1997.

(b) The last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 1997 was $3.4375.

(c) On January 13, 1997 Mr. Long resigned as Chief Executive Officer, General Counsel and Vice Chairman of the Board.

(d) Mr. Norton concluded his employment with the Company on February 27, 1998.

(e) The position of Executive Vice President--Sales and Marketing was eliminated on February 4, 1997.

(f) Mr. Bristol served as acting Chief Executive Officer of the Company from January 13, 1997 to April 21, 1997.

EMPLOYMENT AND OTHER AGREEMENTS

    Mr. James B. Perry entered into a three year employment agreement on April 21, 1997 pursuant to which Mr. Perry agreed to serve as President and Chief Executive Officer of the Company. Under the terms of the agreement, Mr. Perry is to be paid $400,000 annually. In addition, Mr. Perry received a commitment from the Company to issue to him 300,000 options when such options become available under the Company's 1993 Employee Stock Option Plan. Further, Mr. Perry was issued 100,000 shares of restricted Common Stock of the Company to be held in escrow with 40% of such shares released from escrow after 18 months provided Mr. Perry is still employed by the Company and the remainder released from escrow at the end of the three year employment agreement term provided Mr. Perry is still employed by the Company. The non-competition provision of the agreement restricts Mr. Perry from engaging in competition in any jurisdictions where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

    Mr. George L. Bristol, who served as Acting Chief Executive Officer from January 13, 1997 to April 21, 1997, received compensation equal to $20,000 per month for such period.

    Mr. J. Thomas Long entered into an amended three-year employment agreement with the Company in August 1994 pursuant to which Mr. Long agreed to continue to serve as Chief Executive Officer and General Counsel. Under the agreement for the period from January 1, 1997 to December 31, 1997 Mr. Long was paid $700,000. In addition to the base salary, Mr. Long was entitled to participate in the Company's performance bonus program for senior managers during the term of the employment agreement. The annual performance bonus was subject to achieving certain performance related criteria established by the Compensation Committee each year and limited to a maximum of 50% of an employee's base salary. Under his original employment contract that was entered into in 1992, Mr. Long became entitled to receive a gross retirement benefit equal to $1,859,250, in addition to his base salary, which vested upon execution of the original employment contract and was payable in five equal annual installments of $371,850, the last payment of which was made in September of 1996. The non-competition provisions of the agreement restrict Mr. Long from engaging in the gaming industry within a 100 miles radius of any of the Company's gaming facilities during the term of employment and for one year thereafter.

    Mr. Long resigned as Chief Executive Officer, General Counsel and Vice Chairman of the Board on January 13, 1997. See "Certain
Transactions"--Consulting Agreement--J. Thomas Long.

    Pursuant to an informal arrangement, Mr. Norton served as President and Chief Operating Officer through April 1997 and thereafter served as Executive Vice President of the Company for an initial annual base salary of $350,000 in fiscal 1994 with annual increases equal to increases in the consumer price index, plus participation in all performance bonus, stock option and other benefit plans generally available to senior managers of the Company. Mr. Norton concluded his employment with the Company on February 27, 1998.

    Mr. James A. Gulbrandsen entered into a three year employment agreement on June 1, 1997 pursuant to which Mr. Gulbrandsen agreed to serve as Vice President of Operations of the Company. Under the terms of the agreement, Mr. Gulbrandsen is to be paid $225,000 annually. In addition, Mr. Gulbrandsen received 105,000 stock options. Further, Mr. Gulbrandsen was issued 40,000 shares of restricted Common Stock of the Company to be held in escrow with 40% of such shares released from escrow after 18 months, provided Mr. Gulbrandsen is still employed by the Company and the remainder released from escrow at the end of the three year employment agreement term, provided Mr. Gulbrandsen is still employed by the Company. The non-competition provision of the agreement restricts Mr. Gulbrandsen from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    No member of the Compensation Committee of the Company was, during the year ended December 31, 1997, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1997.

                        REPORT OF COMPENSATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors is responsible for recommending executive compensation programs to the Board of Directors and for making all compensation decisions with respect to the senior managers of the Company. As of the end of 1997, the Compensation Committee was comprised of the following directors: F. Lance Callis, William J. McEnery, Edward F. Brennan and John B. Pratt, Sr.

EXECUTIVE COMPENSATION POLICY

    The Compensation Committee endeavors to ensure that the compensation program for the senior management team of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote the long-term interests of the Company and its shareholders. To that end, the Company's executive compensation program is principally comprised of two elements, base salary and long-term incentive compensation in the form of restricted stock grants and non-qualified stock options.

    The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's officers. In particular, the Compensation Committee considers several financial performance measures, including asset, revenue and earnings per share growth. The Committee also considers achievements that, while difficult to quantify, are important to the Company's long-term success. The Compensation Committee also seeks to create a mutuality of interest between the senior management team and the Company's stockholders by making restricted stock grants to attract key executives and by increasing the officer's ownership of the Company's Common Stock through the Stock Option Plan.

    In July 1994, the Compensation Committee adopted a comprehensive executive compensation program designed to attract and retain qualified management employees and incentivize the Company's executive officers. At the time of the adoption of this plan, the Company had undertaken an aggressive expansion program involving the development of three new riverboat casinos in Riverside, Missouri, Baton Rouge, Louisiana and Sioux City, Iowa, as well as the active pursuit of a riverboat casino license in Lawrenceburg, Indiana. The base salaries of certain of the named executive officers for the Company's last completed fiscal year were initially set pursuant to employment agreements entered into and arrangements agreed to in 1994. The Compensation Committee also made significant stock option grants to certain of the named executive officers in July 1994 and August 1995 to recognize the efforts that were required of such officers in implementing the Company's expansion program. In April 1997, the Compensation Committee revised its 1994 executive compensation program by adding the granting of restricted stock in order to attract key senior managers. In light of the financial performance of the Company in 1997, other than the grant of stock options and restricted stock attributable to the hiring of new senior managers and executive officers, the Compensation Committee awarded no bonuses or restricted stock and granted no stock options for fiscal year 1997.

BASE SALARY

    Salary levels for the Company's senior management team are significantly influenced by the need to attract and retain management employees with experience and expertise. In each case, consideration is given both to personal factors, such as the individual's experience, and the responsibility associated with his or her position and work performance, and to external factors, such as salaries paid to similarly situated officers by comparable companies in the gaming industry. With regard to the latter, the Compensation Committee recognizes that the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, it is critical that the Company provide base salaries, incentive compensation and benefits that are competitive in the casino industry. With respect to the personal factors, the Compensation Committee makes salary decisions in a structured annual review with input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Committee views work performance as the single most important measurement factor. The Committee has enlisted the assistance of outside compensation consultants to assist in its annual review.

ANNUAL BONUS

    The Compensation Committee established in July 1994 a performance bonus plan, whereby the Company's officers have the potential to earn up to 50% of their base salary if certain bonus criteria adopted by the Compensation Committee are met. No performance bonuses were granted in 1997. The bonus plan is intended to compensate officers to the full extent of potential annual incentive compensation as and when the Company realizes the goals and objectives established by the bonus criteria adopted by the Compensation Committee. The Compensation Committee intends to revise the bonus plan for fiscal year 1998 in order to achieve a greater mutuality of interest between senior management and the Company's Stockholders and to reward senior management dependent on the Company's stock performance.

STOCK OPTIONS

    The Compensation Committee believe that the Company's financial performance should be an important factor in the total compensation of the Company's senior managers. Accordingly, the grant of non-qualified stock options is a major component of overall executive compensation for the Company. The Compensation Committee believes that the granting of stock options encourages the Company's officers to pursue long-term goals and objectives that promote shareholder value. In addition, in light of the entrepreneurial opportunities available to individual executives in the dockside and riverboat casino industry, the Company believes that providing an equity stake in the Company is vital in attracting and retaining key executives.

    The total of targeted or projected values of individual stock option grants at the date of grant is set by the Compensation Committee considering market practices for similar positions in similar industries and similar business situations. Although no stock options were granted in 1997, the Compensation Committee adopted a program to reprice current options and correspondingly reduce the number granted to certain senior managers. This program will be completed in the first quarter of 1998.

RESTRICTED STOCK

    The Compensation Committee believes that the Company's financial performance should be an important factor in the total compensation of the Company's senior managers and that the Company's senior managers should have a portion of their total compensation paid in stock, to give the senior managers a long-term stake in the business and to align the senior managers' interests with those of the Company's stockholders. These grants which have been made to attract qualified senior managers, align the senior managers' interests with the stockholders interests as the size of the senior managers' reward is dependent on the Company's stock performance. Awards have been granted with a vesting schedule of 40% after 18 months, provided the senior manager is still employed by the Company and the remainder after three years, provided the senior manager is still employed by the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Based upon the assessment of the criteria outlined above, the Compensation Committee also established the compensation levels of the Company's Chief Executive Officer, James B. Perry, and entered into an employment agreement in April 1997. Under the terms of such agreement, Mr. Perry, who also serves as President of the Company, was granted an annual base salary of $400,000. In addition, Mr. Perry was also entitled to participate in the Company's incentive stock option programs and was granted restricted Common Stock. Consistent with the Compensation Committee's overall policies, Mr. Long was not granted stock options in 1996. Mr. Long resigned his positions with the Company on January 13, 1997.

    Mr. Bristol, a director of the Company, served as the Acting Chief Executive Officer for January 13, 1997 to April 21, 1997 and received a fee of $40,000 for each month of service.

DEDUCTIBILITY OF COMPENSATION

    For taxable years beginning January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1,000,000 per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of
Section 162(m). The Compensation Committee believes that options granted under the Stock Option Plan meet the requirements for performance based deductible compensation. Under certain circumstances, compensation paid to an executive officer of the Company could exceed the qualifying compensation limit for deductibility under Section 162(m). The Compensation Committee will consider ways to preserve the deductibility of compensation payments and benefits in light of the limitation on deductibility under Section 162(m), while retaining the discretion necessary to ensure executive officers are compensated in a manner consistent with its compensation objectives.

    This report is submitted by F. Lance Callis, William J. McEnery, Edward F. Brennan and John B. Pratt, Sr., being all of the members of the Compensation Committee.

                                          F. LANCE CALLIS
                                          WILLIAM J. MCENERY
                                          EDWARD F. BRENNAN
                                          JOHN B. PRATT, SR.

                               PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return from February 18, 1993 through December 31, 1997, assuming reinvestment of dividends, of the Company, the NASDAQ Broad Market and the NASDAQ Amusement and Recreation Services Index (the "Peer Group Index") which the Company considers to be its peer industry group. The graph assumes an investment of $100 on February 18, 1993 in each of the Common Stock, the stocks comprising the NASDAQ Broad Market, and the stocks comprising the Peer Group Index.

        COMPARISON OF TOTAL CUMULATIVE RETURN* AMONG ARGOSY GAMING CO.,

     NASDAQ STOCK MARKET INDEX (U.S. COMPANIES), AND A PEER GROUP OF NASDAQ

 STOCKS (SIC 7900-7999 -- AMUSEMENT AND RECREATION SERVICES -- U.S. COMPANIES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             ARGOSY        NASDAQ STOCK MARKET        NASDAQ STOCKS
2/18/93       $100.00                      $100.00             $100.00
12/31/93       $96.80                      $117.30             $150.50
12/31/94       $61.70                      $114.70              $88.90
12/31/95       $39.60                      $162.20              $70.60
12/31/96       $24.00                      $199.50              $66.40
12/31/97       $17.90                      $244.90              $80.60

------------------------

* ASSUMES $100 INVESTMENT IN THE COMMON STOCK OF ARGOSY GAMING CO., NASDAQ STOCK MARKET INDEX (U.S. COMPANIES), AND PEER GROUP NASDAQ STOCKS (SIC 7900-7999 U.S. COMPANIES), DERIVED FROM COMPOUNDED DAILY RETURNS WITH DIVIDEND REINVESTMENT ON THE EXDATE.

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock trades on the New York Stock Exchange under the symbol AGY. On February 27, 1998, the Common Stock was held by 1012 stockholders of record. The following table sets forth the high and low sales prices per share of Common Stock, as reported by the New York Stock Exchange and Nasdaq, for the periods indicated. These quotations and sales prices do not include retail mark-ups, mark-downs or commissions.

                                  PRICE RANGE OF
                                   COMMON STOCK
                                -------------------
YEAR ENDING DECEMBER 31, 1996    HIGH        LOW
------------------------------  -------   ---------
1st Quarter (Nasdaq)..........  $ 9 1/4   $ 6 11/16
2nd Quarter (Nasdaq)..........    8 3/4     7
3rd Quarter (NYSE listed on
 July 5, 1996)................    7 3/4     4 1/4
4th Quarter (NYSE)............    7 1/8     4 1/2


                                  PRICE RANGE OF
                                   COMMON STOCK
                                -------------------
YEAR ENDING DECEMBER 31, 1997    HIGH        LOW
------------------------------  -------   ---------
1st Quarter...................  $ 5 1/4   $ 3 3/8
2nd Quarter...................    4         2 3/4
3rd Quarter...................    5 3/4     2 15/16
4th Quarter...................    5 5/8     3 1/16

    On March 4, 1998, the reported last sales price for the Common Stock was $3 13/16.

    Since the Company's initial public offering in February 1993, the Company has not declared or paid any cash dividends or distributions on its capital stock. Although the Company currently intends to retain its earnings to finance future growth and therefore has no present intention of paying dividends, this policy will be reviewed quarterly by the Company's Board of Directors in light of, among other things, its results of operations, capital requirements, any restrictions imposed by applicable gaming regulations and restrictions imposed by the Company's indentures and loan documents.

                              CERTAIN TRANSACTIONS

ARRANGEMENT WITH L. THOMAS LAKIN IN CONNECTION WITH GAMING OPPORTUNITIES IN ST.
  LOUIS

    Since January 1991, Mr. L. Thomas Lakin, a director of the Company until July 1993, expended significant amounts of personal time on the Company's behalf developing a proposed St. Louis gaming opportunity. In recognition of such services, the Company in January 1993 entered into an agreement with Mr. Lakin pursuant to which he will be entitled to $1 million if a proposed St. Louis casino venture is successfully completed. To be entitled to payment the St. Louis gaming facility must commence gaming operations. When earned, the Company will pay Mr. Lakin such amount in twenty quarterly installments with interest thereon from the date a payment is earned at 7% per annum. The agreement also provided for a similar compensation arrangement under which Mr. Lakin would have been paid $2 million if the Company was successful in pursuing a potential gaming opportunity in Lake Pontchartrain/New Orleans. The Company was informed on June 23, 1993 by the Louisiana Gaming Commission that it was not selected from among the group of potential operators pursuing gaming sites in Lake Pontchartrain/New Orleans. The Company currently has no plans to further pursue gaming opportunities in Lake Pontchartrain/New Orleans and St. Louis.

AGREEMENT WITH STEVEN NORTON IN CONNECTION WITH GAMING OPPORTUNITIES IN INDIANA

    Prior to joining the Company in January 1993 to serve as President, Mr. Steven Norton advised the Company that he had been pursuing gaming opportunities in Indiana, and two other jurisdictions (each a "Potential Venture" and collectively "Potential Ventures"). As of the date hereof, of such jurisdictions only Indiana has adopted legislation approving gaming. As part of his employment arrangement with the

Company, the Company and Mr. Norton agreed that Mr. Norton may pursue the Potential Ventures provided he devotes full time and attention to his duties as an employee of the Company. With respect to the Potential Ventures other than Indiana, Mr. Norton has granted to the Company the right of first refusal to participate in such Potential Ventures, subject to the condition that Mr. Norton and the Company agree on a satisfactory financial arrangement that may include Mr. Norton having an equity interest in such Potential Venture together with the Company and other third parties. If the Company elects not to pursue any of the Potential Ventures, Mr. Norton may individually pursue such venture, subject to his obligation to devote his full time to the business of the Company, and the Company may in such case elect to terminate his employment with the Company. With respect to the Potential Venture in Indiana, Indiana Gaming Company ("Indiana Gaming"), a wholly owned subsidiary of the Company, as General Partner has entered into an agreement of limited partnership with Centaur, Inc. ("Centaur"), Conseco Entertainment, L.L.C. ("Conseco") and RJ Investments, Inc. ("RJ"), as limited partners, and opened a riverboat gaming facility in Lawrenceburg, Indiana. Pursuant to the agreement, Indiana Gaming will own 57.5% of the Indiana joint venture, Centaur will own 9.5% (of which Mr. Norton will have a 25% equity interest), and Conseco and RJ will own the remainder. With respect to the other Potential Ventures, if the Company pursues a Potential Venture it shall reimburse Mr. Norton for his expenses in connection therewith incurred since the date of his employment with the Company.

LITIGATION BETWEEN STEVEN NORTON AND JOHN T. CONNORS.

H. STEVEN NORTON V. JOHN T. CONNORS, ET AL.

    In September, 1993, H. Steven Norton, who was then and is now the President of the Company, filed a cause of action against John T. Connors, a significant shareholder of the Company and a former officer of J. Connors Group Inc., a predecessor entity of the Company ("JCG"), seeking $50 million in damages. Mr. Norton alleged that Mr. Connors failed to fulfill his promise made in the summer of 1991 to establish a partnership with Mr. Norton in which each would have an equal 50% interest in JCG, which had a 25% partnership interest in the Company's predecessor entity that owned the Alton Belle Casino. As a result of the reorganization effected immediately prior to its initial public offering, the Company succeeded to all the rights, properties and assets, and assumed all the liabilities, of all of its predecessor entities, including JCG. Subsequent to the filing of the lawsuit, Mr. Connors advised the Company that his dealings with Mr. Norton, which are the subject of the litigation, were in his capacity as an officer of JCG, and that the Company should assume the defense and reimburse Mr. Connors for the approximately $130,000 spent to date on legal fees, and that any liability resulting from the litigation was assumed by the Company as a result of Company's reorganization. The Company responded to Mr. Connors that it believed that his actions and dealings with Mr. Norton were solely in his individual capacity as a shareholder of JCG, and the Company declined to assume the defense or reimburse him for previously incurred legal fees, and the Company denied that it has any liability with respect to such matter. If, however, JCG were to have been found liable to Mr. Norton as a result of the actions of Mr. Connors, then the Company could under certain circumstances be liable to Mr. Norton for any damages awarded against JCG.

    In April 1995, Messrs. Norton and Connors agreed to voluntarily dismiss the lawsuit without prejudice. However, on May 22, 1996 Mr. Norton refiled the suit against Mr. Connors and is again seeking $50 million in damages. The Company believes that Mr. Connors will again seek to cause the Company to indemnify and reimburse him from liability thereunder. Therefore, there can be no assurance that the lawsuit will not lead to events having a material adverse effect on the Company.

CONSULTING AGREEMENT -- J THOMAS LONG

    In consideration for rendering consulting services to the Company, Mr. Long received for the period ending December 31, 1997 the amounts otherwise payable to Mr. Long under his employment agreement and for the period commencing January 1, 1998 and ending December 31, 1999 Mr. Long shall receive a consulting fee of $175,000 per year.

ACTING CHIEF EXECUTIVE OFFICER -- GEORGE L. BRISTOL

    Mr. Bristol, a director of the Company, served as the Acting Chief Executive Officer of the Company for which he received a fee of $40,000 for each month of service from January 13, 1997 through April 20, 1997.

INDEMNIFICATION AGREEMENTS

    The Company has entered into an indemnification agreement with each of its directors and executive officers to provide them with the maximum indemnification allowed under the Company's Certificate of Incorporation, By-Laws and applicable law.

                        PROPOSAL TO AMEND THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The Illinois Gaming Commission has required that the Company amend its Amended and Restated Certificate of Incorporation ("Certificate") to add a new Article Eleventh. The effect of the amendment will be to subject any instrument evidencing a beneficial ownership or creditor interest in the Company to repurchase by the Company upon certain events involving the failure of a holder of any such security to comply with certain requirements of the rules and regulations of any jurisdiction in which the Company does business as a condition of the Company's license to operate in such jurisdiction. The full text of the proposed Article Eleventh of the Certificate is set forth below.

        Eleventh (a) If any person (as hereinafter defined) which beneficially owns Securities (as hereinafter defined) of the Corporation (i) is requested or required pursuant to any Gaming Regulation (as hereinafter defined) to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority (as hereinafter defined) and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time or (ii) is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to the beneficial ownership of Securities of the Corporation, each such person by owning Securities in the Corporation hereby agrees to sell to the Corporation and the Corporation shall have the absolute right in its sole discretion to repurchase, any or all of the Securities of the Corporation beneficially owned by such person at a price determined pursuant to Section (c) hereof. The operation of this Article Eleventh shall not be stayed by an appeal from a determination of any Gaming Authority.

        (b) If the Corporation intends to repurchase Securities beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof, it shall notify the person in writing of such intention, specifying the Securities to be repurchased, the date, time and place when such repurchase will be consummated (the "Repurchase Date"), which date in no event will be earlier than three business days after the date of such notice and the price at which such Securities will be repurchased (it being sufficient for purposes of this Article Eleventh for the Corporation to indicate generally that the price will be determined in accordance with Section (c) hereof). If the Corporation gives the notice provided for by the preceding sentence (the "Repurchase Notice"), such notice shall be deemed to constitute a binding agreement on the part of the Corporation to repurchase, and on the part of the person notified to sell, the Securities referred to in such Repurchase Notice in accordance with this Article Eleventh. Following the Repurchase Notice date, no dividends or interest or other remuneration, as the case may be, will be payable on and no voting rights or other right conferred by such Security will be available to the holders of any Securities covered by such Repurchase Notice. If, following such Repurchase Date, any Securities with respect to which a Repurchase Notice has been given have not been duly delivered by the holder thereof for repurchase by the Corporation, the Corporation shall deposit in escrow or otherwise hold in trust for the benefit of such holder an amount equal to the aggregate Market Price (as hereinafter defined) of the Securities to be repurchased. No interest shall be paid on or accrue with respect to any amount so deposited or held.

        (c)(i)the price at which the Corporation shall repurchase such Securities as are covered by the Repurchase Notice shall be the Market Price.

        (ii) The Corporation shall have the option in its sole discretion of designating which Securities of the Securities beneficially owned by any person referred to in clause (i) or (ii) of Section (a) hereof are subject to the Repurchase Notice, and for purposes hereof, it shall be sufficient for the Corporation to indicate generally that Securities shall be repurchased based on the order in which they were purchased or based on the reverse of such order.

        (iii) Any person to whom a Repurchase Notice is given pursuant to the provision of this Article shall have the burden of establishing to the satisfaction of the Corporation the dates on which and prices at which such person acquired the Securities subject to such Repurchase Notice.

        (d) For purposes of this Article Eleventh:

       1. A "person" shall mean any individual, firm, corporation or other entity.

       2. "Securities" or a "Security" shall mean any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including, but not limited to, stock, common and preferred; bonds; mortgages; debentures; security agreements; notes; warrants; options and rights.

       3.  A person shall be a "beneficial owner" of any Securities:

           (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

           (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

           (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Securities.

       4. "Affiliate" or "Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 8, 1985.

       5. A "Gaming Regulation" shall mean any statute, rule, regulation, order, ordinance or interpretation of a Gaming Authority.

       6. A "Gaming Authority" shall mean any government, court, or governmental, administrative or regulatory agency or authority, Federal, state, local or foreign, which regulates or otherwise asserts jurisdiction over gaming operations or facilities conducted by the Corporation or any of its subsidiaries or Affiliates.

       7. "Market Price" shall mean the lesser of (i) the price at which the beneficial owner acquired the Securities or (ii) the last sale price on the New York Stock Exchange on the date of the Repurchase Notice, or, if such Securities are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Securities are listed, or, if such Securities are not listed on any such exchange, the average of the closing bid quotations with respect to a Security on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a Security as determined by the Board of Directors in good faith.

        (e) A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eleventh on the basis of information known to them after reasonable inquiry, whether clause (i) or
    (ii) of Section (a) hereof applies to any person who beneficially owns Securities of the Corporation such that the Corporation shall have the right to repurchase Securities held by such person pursuant to this Article Eleventh.

                                 RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                             STOCKHOLDER PROPOSALS

    Stockholder's proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than November 24, 1998 and no earlier than October 25, 1998, for inclusion in the Company's proxy statement and proxy card relating to the 1999 Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has been advised that a representative of Ernst & Young, its independent auditors, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

    The Annual Report of the Company for the year ending December 31, 1997, was mailed to stockholders together with this Proxy Statement.

    UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE FORM 10-K ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997 THAT IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON FEBRUARY 27, 1998, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO PATSY S. HUBBARD, ARGOSY GAMING COMPANY, 219 PIASA STREET, ALTON, ILLINOIS 62002.

                                          By Order of the Board of Directors
                                          PATSY S. HUBBARD
                                          SECRETARY

PROXY                                                          PROXY

                         ARGOSY GAMING COMPANY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1998

The undersigned hereby appoints James B. Perry and Dak R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on April 23, 1998, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
         REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                             ARGOSY GAMING COMPANY

                                1998 PROXY

PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK PEN ONLY.

1.  Election of Directors
    Nominees: F. Lance Callis, John B. Pratt, Sr. and Edward F. Brennan.

    For All    Withheld All    For All Except
      / /          / /            / /

Nominee(s) written below

----------------------------------------------

A vote FOR Item 1 is recommended by the Board of Directors.

Proposals

2. Proposal to Amend the Company's Amended and Restated Certificate of Incorporation

             For    Against     Abstain
             / /      / /         / /

A vote FOR Item 2 is recommended by the Board of Directors.


3. To take action upon any other business as may properly come before the meeting.

Mark here if you plan to attend the meeting.  / /

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Dated:_______________________, 1998

-----------------------------------
Signature


-----------------------------------
Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.